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Exhibit 21

Subsidiaries of National Mentor Holdings, Inc.

Subsidiary	State of Incorporation/ Organization	Name(s) under which doing business
CareMeridian, LLC	Delaware
Center for Comprehensive Services, Inc.	Illinois
Community Care Indemnity Company	Vermont
Cornerstone Living Skills, Inc.	California
Family Advocacy Services, LLC	Delaware
First Step Independent Living Program, Inc.	California
Horrigan Cole Enterprises, Inc.	California	Cole Vocational Services
Illinois Mentor, Inc.	Illinois
Loyd's Liberty Homes, Inc.	California
Massachusetts Mentor, Inc.	Massachusetts
Mentor Management, Inc.	Delaware
Mentor Maryland, Inc.	Maryland
National Mentor Healthcare, LLC	Delaware	Alabama Mentor
Arizona Mentor
California Mentor
Creative Home Programs
DC Mentor
Delaware Mentor
Florida Mentor
Georgia Mentor
Home Care Options
Idaho Mentor
Independent Development for the Disabled
Indiana Mentor
Kentucky Mentor
Kingsbury Academy
Louisiana Mentor
New Hampshire Mentor
New Jersey Mentor
North Carolina Mentor
Pennsylvania Mentor
Rhode Island Mentor
Texas Mentor
Washington Mentor
National Mentor Holdings, LLC	Delaware
National Mentor Services Holdings, LLC	Delaware
National Mentor Services, LLC	Delaware	Family Advocacy Services
Mentor Habilitation Services
MENTOR Oregon
Missouri Mentor
Nebraska Mentor
National Mentor, LLC	Delaware
Ohio Mentor, Inc.	Ohio
REM Arizona Rehabilitation, Inc.	Arizona

Subsidiary	State of Incorporation/ Organization	Name(s) under which doing business
REM Arrowhead, Inc.	Minnesota
REM Central Lakes, Inc.	Minnesota
REM Colorado, Inc.	Colorado
REM Community Options, LLC	West Virginia
REM Community Payroll Services, LLC	Minnesota
REM Connecticut Community Services, Inc.	Connecticut
REM Consulting of Ohio, Inc.	Ohio
REM Developmental Services, Inc.	Iowa
REM Health, Inc.	Minnesota
REM Health of Iowa, Inc.	Iowa
REM Health of Wisconsin, Inc.	Wisconsin
REM Health of Wisconsin II, Inc.	Wisconsin
REM Heartland, Inc.	Minnesota
REM Hennepin, Inc.	Minnesota
REM Home Health, Inc.	Minnesota
REM, Inc.	Minnesota
REM Indiana Community Services, Inc.	Indiana
REM Indiana Community Services II, Inc.	Indiana
REM Indiana, Inc.	Indiana
REM Iowa Community Services, Inc.	Iowa
REM Iowa, Inc.	Iowa
REM Management, Inc.	Minnesota
REM Maryland, Inc.	Maryland
REM Minnesota Community Services, Inc.	Minnesota
REM Minnesota, Inc.	Minnesota
REM Nevada, Inc.	Nevada	Creative Home Services
REM New Jersey, Inc.	New Jersey
REM New Jersey Properties, Inc.	New Jersey
REM North Dakota, Inc.	North Dakota
REM North Star, Inc.	Minnesota
REM Ohio, Inc.	Ohio
REM Ohio Waivered Services, Inc.	Ohio
REM Pennsylvania Community Services, Inc.	Pennsylvania
REM Ramsey, Inc.	Minnesota
REM River Bluffs, Inc.	Minnesota
REM South Central Services, Inc.	Minnesota
REM Southwest Services, Inc.	Minnesota
REM Utah, Inc.	Utah	Mentor Utah
REM West Virginia, LLC	West Virginia
REM Wisconsin, Inc.	Wisconsin	CCS-Wisconsin
REM Wisconsin II, Inc.	Wisconsin
REM Wisconsin III, Inc.	Wisconsin
REM Woodvale, Inc.	Minnesota
Rockland Child Development Services, Inc.	New York
South Carolina Mentor, Inc.	South Carolina
Transitional Services Sub, LLC	Indiana
Unlimited Quest, Inc.	California

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  Exhibit 21